UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2007
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-330453	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-8765 Ash Street Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry Into a Material Definitive Agreement

In connection with an offering (the "Offering") of units (the "Units") described in more detail under Item 3.02 below, MIV Therapeutics, Inc. ("MIV") has entered into the following material definitive agreements:

(a)       a securities purchase agreement (the "SPA") with each of the purchasers (each a "Purchaser"), which provides for, among other things, the purchase of Units by each Purchaser, and the payment by MIV to the placement agent, BMO Capital Markets Corp., of the following consideration for services rendered in connection with the Offering: (i) a fee equal to 7% of the gross proceeds of the Offering (6% by way of cash and 1% by way of the issuance of 251,000 shares of common stock (the "Agent's Shares") at a deemed price of $0.50 per share); and (ii) common stock purchase warrants (the "Agent's Warrants") entitling the holder to purchase up to 753,000 shares of common stock (the "Agent's Warrant Shares"), exercisable for a period of 5 years at an exercise price of $0.55 per share;

(b)       warrant certificates issued to the Purchasers pursuant to the Offering which govern the terms and conditions of the common stock purchase warrants (the "Warrants") forming part of the Units; and

(c)       a registration rights agreement (the "Registration Rights Agreement") with each Purchaser which obligates MIV to prepare and file with the Securities and Exchange Commission one or more registration statements under the Securities Act of 1933, as amended (the "1933 Act"), to register the resale of certain shares of common stock as described below.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02       Unregistered Sales of Equity Securities

MIV completed the Offering of 25,100,000 units on July 9, 2007. The Units were offered and sold at a price of $0.50 per Unit, for aggregate gross proceeds of $12.55 million. Each Unit is comprised of one share of common stock of MIV (a "Purchaser Share") and one-half of one Warrant. Each whole Warrant entitles the holder to purchase one share of common stock of MIV (each a "Warrant Share") for a period of five years at a price of $0.55 per Warrant Share.

Under the terms of the Registration Rights Agreement, MIV is required to file a registration statement under the 1933 Act in order to register the resale of the Purchaser Shares, the Warrant Shares, the Agent's Shares and the Agent's Warrant Shares (collectively, the "Registrable Securities"). If MIV does not file a registration statement with respect to the Registrable Securities within one month following the closing of the Offering, then MIV must pay to each Purchaser as a liquidity incentive an amount equal to 1% of the purchase price paid by the Purchaser for its Units. MIV must pay an additional liquidity incentive equal to 1% of the purchase price paid by the Purchaser for its Units for each additional month that MIV fails to file a registration statement covering the Registrable Securities. The amount of the aggregate liquidity incentive payable by MIV to all Purchasers under the Registration Rights Agreement is limited to 18% of the purchase price of the Offering.

2.

MIV received net proceeds of $11.7 million. It intends to use the funds to further the development of its novel drug eluting stents, commercial activities, and for general corporate purposes.

The Purchaser Shares, the Warrants, the Warrant Shares, the Agent's Shares, the Agent's Warrants, and the Agent's Warrant Shares have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the 1933 Act. A total of 25,100,000 Units were sold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) of Regulation D under the 1933 Act), pursuant to Rule 506 of Regulation D and/or Section 4(2) of the 1933 Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits
Exhibit No.	Exhibit
4.1	Form of Warrant Certificate, dated July 9, 2007.**
10.1	Form of Securities Purchase Agreement, dated July 5, 2007.**
10.2	Form of Registration Rights Agreement, dated July 5, 2007.**

**       Filed herewith.

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3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: July 10, 2007.	By:	/s/ Patrick A. McGowan __________________________ Patrick A. McGowan Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director

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4.